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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934





      Date of Report (Date of earliest event reported)  DECEMBER 3, 1996
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                          PREFERRED NETWORKS, INC.
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           (Exact name of registrant as specified in its charter)


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
           DELAWARE                              0-27658                      58-1954892
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(State or other jurisdiction of         (Commission File Number)          (I.R.S. Employer
         incorporation)                                                  Identification No.)


     850 CENTER WAY, NORCROSS, GEORGIA                                          30071
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 (Address of principal executive offices)                                     (Zip Code)
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     (Registrant's telephone number, including area code)  (770) 582-3500
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        (Former name or former address, if changed since last report)


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ITEM 2.      ACQUISITION OF ASSETS.

             On December 3, 1996, Preferred Networks, Inc. ("PNI") acquired all of the outstanding common stock of EPS Wireless, Inc., a Texas corporation ("EPS"), constituting all of the outstanding capital stock of EPS, pursuant to an Agreement and Plan of Merger dated as of November 13, 1996 (the "Merger Agreement") among PNI, ECC Acquisition Corp., a wholly-owned subsidiary of PNI ("SubCorp"), EPS and the shareholders of EPS (the "Shareholders"). PNI effected the acquisition pursuant to a merger (the "Merger") of EPS with and into SubCorp. The Merger became effective under applicable state corporate law on December 4, 1996. Immediately following the Merger, SubCorp changed its name to "EPS Wireless, Inc."

        The initial consideration for the EPS common stock consists of $500,000 in cash (subject to reduction as set forth in the Merger Agreement), and 662,370 shares of PNI's $.0001 par value common stock. The Shareholders may also receive possible additional consideration (the "Earn-Out") of up to $5,000,000 based on the financial performance of EPS during calendar years 1997 and 1998, or, if certain events occur, during a specified period ending prior to December 31, 1998. The Earn-Out, if any, is payable in cash. PNI will use working capital to fund the initial cash consideration payable in connection with the Merger, and intends to use either working capital or debt (or a combination) to fund any Earn-Out. The total consideration to be paid to the Shareholders was the result of arms-length negotiations between representatives of PNI and representatives of EPS and the Shareholders. Mark H. Dunaway, a director and Chairman of the Board and Chief Executive Officer of PNI, controlled approximately 11.4% of the outstanding shares of EPS common stock prior to the Merger, and served as a director of EPS prior to the Merger.

        EPS is a national provider of paging and cellular product repair services. EPS also offers product sourcing and sales for refurbished paging products, inventory management and product fulfillment. EPS has approximately 190 employees and its operations are based in Dallas, Texas. PNI views EPS's product and service offering as complementary to PNI's business of offering wholesale paging network services.

        PNI intends to account for the acquisition as a purchase and will include the results of EPS's operations in its consolidated financial statements as of December 4, 1996.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired.

               As of the date of filing of this Current Report on Form 8-K, it is impracticable for PNI to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial


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                        statements will be filed by an amendment to this Form
                        8-K no later than 60 days after December 18, 1996.

                 (b)    Pro Forma Financial Information.

                        As of the date of filing of this Current Report on Form 8-K, it is impracticable for PNI to provide the financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information will be filed by an amendment to this Form 8-K no later than 60 days after December 18, 1996.

                 (c)    Exhibits.

                        The following exhibits are filed as part of this Current Report on Form 8-K:

                        2.1 Agreement and Plan of Merger by and among Preferred Networks, Inc., EPS Acquisition Corp., EPS Wireless, Inc. and the Shareholders of EPS Wireless, Inc. The exhibits and schedules to this Agreement and Plan of Merger have been omitted from this Exhibit 2.1. PNI agrees to furnish supplementally such exhibits and schedules to the Securities and Exchange Commission upon request.




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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PREFERRED NETWORKS, INC.



Date: December 16, 1996                    By:     /s/ Kim Smith Hughes
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                                                   Kim Smith Hughes
                                                     Chief Financial Officer





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                              INDEX TO EXHIBITS


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                                           Exhibit                                                    Sequential Page No.
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
 2.1      Agreement and Plan of Merger by and among Preferred Networks, Inc., EPS
          Acquisition Corp., EPS Wireless, Inc.  and the Shareholders of EPS Wireless, Inc.
          The exhibits and schedules to this Agreement and Plan of Merger have been omitted from this Exhibit 2.1.  PNI agrees to furnish supplementally such exhibits and schedules to the Securities and Exchange Commission upon request.
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